Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (March 2, 2018)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

Raymond James 39th Annual Institutional Investors Conference	March 6, 2018
JW Marriott Grande Lakes, Orlando, Florida

Materials and an audio webcast used during the presentation will be posted to the Company's website at www.lkqcorp.com in the Investor Relations section.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com